                                                                     EXHIBIT 3.1

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                COST PLUS, INC.


          The undersigned, Ralph D. Dillon and Alan E. Zimtbaum, hereby certify that:

          I. They are the duly elected and acting President and Secretary, respectively, of Cost Plus, Inc., a California corporation (the "Corporation").

          II. The Articles of Incorporation of the Corporation are amended and restated to read in full as follows:

          FIRST: The name of this Corporation is COST PLUS, INC.

          SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          THIRD: The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock which the Corporation is authorized to issue is 30,000,000, par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000, par value $0.01 per share.

          The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          FOURTH: Effective immediately following such time as the Corporation becomes a Listed Corporation (as defined in and within the meaning of Section 301.5 of the California General Corporation Law), there shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

          FIFTH:  (a)  Limitation of Directors' Liability.  The  liability  of
                       ----------------------------------
     the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          (b) Indemnification of Corporate Agents.  The Corporation is
              -----------------------------------
     authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) to the fullest extent permissible under California law.

          (c) Repeal or Modification.  Any repeal or modification of the
              ----------------------
     foregoing provisions of this Article FIFTH shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

     III. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors and by the required vote of shareholders in accordance with Sections 902 and 903 of the California General Corporation Law. The Corporation has 5,909,723 shares of Common Stock outstanding. The number of votes in favor of the foregoing amendment and restatement equaled or exceeded the vote required. The percentage vote required for the approval of the amendment was not less than 66 % of the outstanding shares of Common Stock.
                                  --

          The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents to be true of their own knowledge.

Executed at Oakland, California.

Dated: March ___, 1996


                                    Ralph D. Dillon
                                       President




                                    Alan E. Zimtbaum
                                       Secretary


                                      -3-